EXHIBIT 1.2
EXECUTION COPY
PRICING AGREEMENT
April 24, 2007
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
As Representatives of the several
Underwriters named in Schedule I hereto
Ladies and Gentlemen:
          Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 24, 2007 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.
          An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
[Signature pages on following pages]

          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its General Partner

By: Name: Title:	/s/ Howard M. Sipzner Howard M. Sipzner Executive Vice President and Chief Financial Officer

BRANDYWINE REALTY TRUST

By:	/s/ Howard M. Sipzner

Name: Title:	Howard M. Sipzner Executive Vice President and Chief Financial Officer

J.P. MORGAN SECURITIES INC.

By: Name: Title:	/s/ Maria Sramek Maria Sramek Executive Director

BANC OF AMERICA SECURITIES LLC

By: Name: Title:	/s/ Peter J. Carbone Peter J. Carbone Vice President

WACHOVIA CAPITAL MARKETS, LLC

By: Name:	/s/ Teresa Hee Terese Hee
Title:	Managing Director
On behalf of themselves and each of the other several Underwriters

SCHEDULE I

Principal Amount
of Designated
Securities
Underwriter	to be Purchased
J.P. Morgan Securities Inc.	$88,000,000
Banc of America Securities LLC	88,000,000
Wachovia Capital Markets, LLC	88,000,000
BMO Capital Markets Corp.	4,500,000
BNY Capital Markets Inc.	4,500,000
Citigroup Global Markets, Inc.	4,500,000
Deutsche Bank Securities Inc.	4,500,000
Greenwich Capital Markets, Inc.	4,500,000
Morgan Keegan & Company, Inc.	4,500,000
Piper Jaffrey & Co.	4,500,000
RBC Capital Markets Corporation	4,500,000

Total	$300,000,000

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

5.70% Guaranteed Notes due 2017

AGGREGATE PRINCIPAL AMOUNT:

$300,000,000

PRICE TO PUBLIC:

99.834% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 30, 2007

PURCHASE PRICE BY UNDERWRITERS:

99.184% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 30, 2007

FORM OF DESIGNATED SECURITIES:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal or other same day funds

TIME OF DELIVERY:

9:30 a.m. (New York City time), April 30, 2007

INDENTURE:

Indenture, dated as of October 22, 2004, as amended and/or supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York, as Trustee

MATURITY:

May 1, 2017

INTEREST RATE:

5.70% per annum

INTEREST PAYMENT DATES:

May 1 and November 1, beginning on November 1, 2007

INTEREST PAYMENT RECORD DATES:

April 15 and October 15, beginning on October 15, 2007

REDEMPTION PROVISIONS:
          The Operating Partnership may redeem some or all of the notes at any time at a redemption price equal to the sum of (1) the aggregate principal amount of the notes redeemed, (2) accrued, but unpaid interest, if any, to the redemption date and (3) the applicable Make-Whole Amount (as to be defined in “Description of the Notes and the Guarantee — Optional Redemption” in the Prospectus Supplement).

SINKING FUND PROVISIONS:

None

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

None

DEFEASANCE PROVISIONS:

As set forth in the Indenture.

GUARANTOR:

Brandywine Realty Trust.

OTHER TERMS AND CONDITIONS:

None

CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):

From date hereof through April 30, 2007.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288

UNDERWRITERS’ COUNSEL:

Simpson Thacher & Bartlett LLP

LIST OF FREE WRITING PROSPECTUSES
(Section 2(e) of the Underwriting Agreement):
          Final term sheet dated April 24, 2007 relating to the Designated Securities (substantially consistent with form of term sheet comprising Annex II to the Underwriting Agreement)

INFORMATION FURNISHED TO OPERATING
PARTNERSHIP IN WRITING BY THE
UNDERWRITERS THROUGH THE
REPRESENTATIVES EXPRESSLY FOR
INCLUSION IN PROSPECTUS, TIME OF
SALE INFORMATION OR OTHER
DOCUMENTS (Sections 2 and 9 of the
Underwriting Agreement):
          As set forth in a letter delivered by the Representatives at the Time of Delivery

SCHEDULE III
CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR
(Section 2(g) of Underwriting Agreement)
None

SCHEDULE IV
CONSOLIDATED SUBSIDIARIES OF THE PARENT GUARANTOR WITH DIVIDEND
PAYMENT RESTRICTIONS
(Section 2(ff) of Underwriting Agreement)
Four Tower Bridge Associates
Six Tower Bridge Associates
POI — Corporate Lakes III Trust
Coppel Associates
One Rockledge Associates Limited Partnership